NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Ron Rogers
Corporate Communications
916-746-3123
r.rogers@surewest.com

Misty Wells
Investor Relations
916-786-1799
m.wells@surewest.com

SureWest Communications Reports Second Quarter 2008 Results

Results Demonstrate Company's Continued Success in Transformation to
Advanced Provider of Triple-Play and Business Services

ROSEVILLE, Calif., Aug. 7 /PRNewswire-FirstCall/ -- Leading independent communications holding company SureWest Communications (Nasdaq: SURW) today announced operating results for the quarter ended June 30, 2008. Highlights for the second quarter include:
(Logo: http://www.newscom.com/cgi-bin/prnh/20050908/SFSUREWESTLOGO)

Financial Highlights:

●	Revenues from continuing operations increased 36% year-over-year and 17% sequentially

●	EBITDA from continuing operations increased 29% year-over-year and 35% sequentially

●
Income from continuing operations decreased to $1.7 million from $2.7 million year-over-year due to depreciation and interest expense related to the Kansas City acquisition, and increased sequentially from a loss of $11 thousand due to a full quarter capture of the Kansas City market earnings compared to six weeks in the first quarter

●
Net income increased to $20.9 million ($0.12 earnings per share) from $1.5 million year-over-year and $283 thousand sequentially; $19.0 million was due to the sale of SureWest Wireless in the second quarter

Pro Forma Highlights (captures Kansas City results prior to the acquisition):

●	Broadband revenues increased 11% year-over-year and 3% sequentially to $35.6 million

●
Consolidated voice revenue generating units (RGUs) decreased just 1% sequentially (loss of 1,100) compared to 6% year-over-year as 1,400 of the 3,900 sequential Telecom voice losses migrated to the new Voice over IP (VoIP) Broadband product resulting in a loss of 2,000 ILEC voice RGUs and a gain of 900 CLEC voice RGUs

●	Broadband Residential RGUs increased 7% year-over-year and 3% sequentially, and subscribers grew 6% year-over-year and 2% sequentially, driven by significant growth in the Sacramento region

●
Broadband Business revenues grew 15% year-over-year and 6% sequentially, and customers grew 13% year-over-year and 3% sequentially, driven by solid results in Sacramento and 26% year-over-year (7% sequential) growth in Kansas City

The following table highlights financial results for continuing operations on both a Consolidated and Pro Forma basis to include the acquisition of the Kansas City operations (dollars are in thousands):

	Y-O-Y comparison			Q-O-Q comparison
Consolidated	Q208	Q207	Growth	Q108	Growth
Revenue	$60,250	$44,442	36%	$51,620	17%
EBITDA	$20,086	$15,547	29%	$14,825	35%
Income (loss) from continuing operations	$1,697	$2,670	-36%	($11)	nm

Pro Forma
Revenue	$60,250	$59,404	1%	$59,177	2%
EBITDA	$20,086	$20,388	-1%	$17,663	14%
Income (loss) from operations	$5,894	$5,730	3%	$4,287	37%

See Non-GAAP measure notes near end of release

Steve Oldham, SureWest's president and chief executive officer, said, "It is clear that the decision we made several years ago to focus SureWest on Broadband and advanced network services was the correct move, evidenced in part by our excellent second quarter results. While still in the early stages of our long-term Broadband growth strategy, we expect continued success moving forward.

"In the Sacramento market we experienced considerable Broadband segment growth, demonstrating there is a substantial market for our triple-play bundle and great demand for our new Voice over IP service. This exciting new product has created an appetite for higher ARPU services which are peripheral to the voice product itself. We are working hard to ensure continued success in coming quarters as we increase VoIP marketing in previously untapped areas of our ILEC territory in the Sacramento market. We recently began proactively marketing VoIP to our DSL customers, which make up nearly 50% of the total ILEC market.

"As predicted, the Kansas City region has proven to be a great growth opportunity for SureWest and we have achieved immediate success in our efforts to obtain new Broadband Business customers. With new network expansion and aggressive marketing campaigns underway in the area, we expect to see sizeable residential growth in the second half of the year with a goal of improving on the already high penetration rates and ARPU that made the Kansas City operations so appealing initially."

Consolidated Financial Results

Consolidated revenues for the second quarter of 2008 totaled $60.3 million, an increase of 36% year-over-year and 17% sequentially. Consolidated EBITDA totaled $20.1 million, an increase of 29% year-over-year and 35% sequentially. This growth was due to continued Broadband Residential and Business growth offsetting Telecom revenue declines in Sacramento and the positive impact of the new market in Kansas City.

Operating expenses, exclusive of depreciation and amortization, increased 39% to $40.2 million in the second quarter of 2008 from $28.9 million in the second quarter of 2007, and increased 9% sequentially from $36.8 million. Cost of services and selling expenses increased primarily as a result of the Kansas City acquisition and increases in programming, sales, advertising and new product offerings related to the growth in Broadband subscribers. General and administrative expenses declined primarily due to labor savings associated with ongoing cost reduction initiatives and a decrease in legal fees related to certain regulatory matters.

Consolidated income from continuing operations was $1.7 million in the second quarter of 2008 compared to a gain of $2.7 million in the second quarter of 2007 and a loss of $11 thousand in the first quarter of 2008. The year-over-year decline is primarily due to interest expense related to the Kansas City acquisition and the majority of the sequential quarter improvement is due to a full quarter capture of the Kansas City earnings compared to only six weeks in the first quarter of 2008. Earnings per share from continuing operations for the second quarter was $0.12, compared to $0.18 for the same period last year and zero earnings per share sequentially.

Capital Expenditures

Consolidated capital expenditures totaled $23 million for the second quarter, an 86% increase over the same period in the prior year and a 29% increase sequentially. The company continues to focus its capital expenditures on its targeted network build and success-based capital associated with increased penetration and average revenue per user (ARPU) on the existing network. Capital expenditures for 2008 are expected to be approximately $80 million, which include improvements made to existing facilities to take advantage of additional demand for leasing data center floor space. As a result of the capital plan for 2008, the company expects to increase its fiber marketable homes during the year by 10,000 in the Kansas City region and approximately 14,000 homes in the Sacramento region.

Pro Forma Consolidated Results(includes Kansas City results in prior periods)

Revenues for the second quarter of 2008 totaled $60.3 million, a Pro Forma increase of 1% year-over-year and 2% sequentially. EBITDA for the second quarter of 2008 totaled $20.1 million, a Pro Forma decrease of 1% due to consulting and advisory fees related to strategic initiatives and a Pro Forma increase of 14% sequentially. Income from operations was $5.9 million in the second quarter of 2008 compared to Pro Forma income of $5.7 million in the second quarter of 2007 and Pro Forma income of $4.3 million in the first quarter of 2008.

The significant Pro Forma sequential quarter growth was due to continued Broadband Residential and Business growth offsetting Telecom revenue declines, as well as the company's continued focus to successfully drive cost efficiencies.

Pro Forma Broadband Segment Results

Total Broadband segment revenues were $35.6 million in the second quarter of 2008, a Pro Forma increase of 11% year-over-year and 3% sequentially. The Broadband segment accounted for 59% of the company's total revenue during the quarter and on a Pro Forma year-to-date basis.

Broadband Residential:

Broadband residential revenues increased 8% year-over-year and 1% sequentially. Broadband RGUs and subscriber counts increased year-over-year and sequentially, as detailed in the chart below:

	Y-O-Y % change			Q-O-Q % change
	Sacramento	Kansas City		Sacramento	Kansas City
	Market	Market	Total	Market	Market	Total
Broadband
Residential
RGUs	12%	3%	7%	6%	1%	3%
Data	9%	5%	7%	3%	1%	2%
Video RGUs
- Fiber & HFC	18%	4%	9%	8%	1%	4%
Voice RGUs	18%	1%	7%	13%	1%	5%
Total
Residential
Subscribers	8%	3%	6%	3%	1%	2%

While significantly growing RGUs and subscribers, the company maintained solid ARPU during the quarter. Triple-play capable marketable homes consisting of fiber-to-the-home (FTTH) in Sacramento and hybrid fiber coaxial (HFC) in Kansas City increased ARPU by 2% year-over-year (to $109 from $107) and remained relatively stable sequentially.

●
Data: Data growth in Sacramento during the quarter was partially tied to the success of SureWest VoIP, which requires customers to subscribe to a data package. Due to VoIP's online interactive services, over 82% of existing data subscribers who signed up for VoIP increased their Internet speeds to enhance the overall experience. Data ARPU increased to $37 from $36 in the second quarter of 2007 and remained stable sequentially.

●
Video: The significant video results can be attributed to the acceptance of SureWest's feature-rich HD DVR and the continued growth of the HD channel lineup. In the Kansas City market, where DVR has been established since 2004, 48% of all video customers subscribe to DVR service. In the Sacramento region, SureWest began marketing DVR in early 2008 and has already achieved a 28% video subscriber penetration rate, with nearly 50% of all new video customers in the second quarter taking DVR service. Video ARPU increased to $62 from $60 in the second quarter of 2007 and remained relatively consistent sequentially.

●
Voice: During the quarter, 2,800 Broadband voice RGUs were added -- 1,400 of which migrated from the Telecom segment to Broadband -- offsetting Telecom voice loss by 36%. Of the customer migrations, more than 25% added a SureWest data subscription to their services and 69% upgraded their calling plans. While a potentially higher-margin product when compared with SureWest's traditional land line service due to its bundling requirements for SureWest data and long-distance, VoIP is a cost-effective and reliable option for consumers because of the multiple package options and price flexibility. It includes such online interactive features as Find Me/Follow Me, Sequential Ringing and Selective Call Screening. Additionally, certain telephone regulatory taxes that provide no additional margin are not required with VoIP. At $32, voice ARPU remained relatively stable year-over-year and sequentially.

Oldham continued, "In addition to the success of VoIP, we made feature enhancements to our HD DVR in Sacramento and have seen rapid growth in DVR penetration rates. Adding to our video growth in both regions is the fact that more and more consumers are purchasing HD television sets and looking for the best programming option when it comes to value and channel lineup. We believe that customers are choosing SureWest because of the value our marketing bundles offer and the superior HD channel lineup our advanced network provides."

Residential marketable homes increased 4% to 292,200 year-over-year and 2% sequentially. The year-over-year increase was comprised of 19,100 new fiber homes in Sacramento, 7,700 homes upgraded from copper to fiber in Sacramento, where the expectation is to achieve greater than 35% penetration, and 900 new HFC homes in Kansas City. Sequentially, 5,800 new fiber homes were added in Sacramento and 1,100 homes were upgraded from copper to fiber. In Kansas City, 900 HFC homes were added late in the quarter, with plans to pass most new homes with FTTH.

Broadband Business:

Broadband Business revenues increased 15% year-over-year and 6% sequentially. Business subscriber counts grew 13% from the prior year and 3% sequentially. Total Business ARPU grew 1% from the prior year and 3% sequentially to $458.

Overall Broadband Business growth was substantial, with significant drivers consisting of new additions of large-sized business customers and the internal growth of large customers utilizing SureWest's Ethernet and Data Center services. Kansas City's business operations experienced solid customer growth rates of 26% year-over-year and 7% sequentially as the company has allocated more resources in this area to take advantage of significant growth opportunities.

Telecom Segment Results

Operating only in the Sacramento market, Telecom segment revenues were $24.7 million in the second quarter of 2008, declining 10% year-over-year and remaining stable sequentially due to an increase in Telecom Business revenue offsetting revenue loss in Telecom Residential and Telecom Access.

Telecom Residential:

Telecom Residential was impacted by anticipated losses in Telecom voice RGUs of 16% year-over-year and 6% sequentially. The company continues to mitigate access line loss through its new VoIP product, which allows Broadband to offer voice services in the ILEC territory. As a result of the company's VoIP launch in the ILEC service territory, 1,400 voice RGUs from the Telecom segment chose to switch their traditional voice service to the newly-offered VoIP product -- a 36% migration of the 3,900 sequential Telecom Residential voice RGU losses.

Telecom Residential will continue to see an increase in the movement of voice RGUs to the Broadband segment as existing and new voice customers demand SureWest VoIP and its feature-rich capabilities. This demand is expected to continue to reduce the trend of ILEC and consolidated voice loss as shown in the consolidated 1% decline of voice RGUs sequentially compared to 6% year-over-year.

Telecom Business:

Telecom Business revenues increased 2% in the second quarter compared to the prior year quarter and 8% sequentially. While Telecom Business subscriber counts decreased 3% from the prior year, they were unchanged sequentially while ARPU grew 6% from the prior year and 10% sequentially to $341. ARPU growth was due to significant revenue created by connecting multiple business locations to each other to share data.

The company derives a significant portion of its revenue streams from its business service offerings and continues to aggressively pursue Telecom Business customers by utilizing its advanced fiber network to offer customized voice and data services.

During the quarter, Verizon Wireless purchased approximately $450 thousand in long distance and backhaul support services previously recorded as intersegment revenue. These services are expected to continue through the latter part of 2008 and will have a minimal impact on EBITDA when discontinued.

Telecom Access:

Telecom Access consists of the company's switched access revenues and California High Cost Fund (CHCF) subsidies. Revenues decreased 14% year-over-year and 5% sequentially due to scheduled reductions in the CHCF subsidies of $510 thousand in the second quarter as well as a decline in switched access revenues due to access line loss.

Wireless

In January 2008 the company entered into a definitive agreement to sell the operating assets of its Wireless business to Verizon Wireless for an aggregate purchase price of $69 million. The sale closed in the second quarter of 2008. The company has reported the results of its Wireless segment as discontinued operations in the attached financial statements for all periods presented. The company is currently providing certain transition services to Verizon through a transition agreement which is expected to expire in the latter part of 2008. The company used $46 million of the net cash proceeds of the Wireless sale to repay certain amounts of its outstanding debt facilities and the remaining balance will be utilized to fund other corporate operations including the expansion of its Broadband network.

Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (GAAP) throughout this press release, the company has presented non-GAAP financial measures, such as EBITDA, ARPU and Pro Forma. The company believes these non-GAAP measures, viewed in addition to and not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of its internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management's effectiveness. A reconciliation to the comparable GAAP measures is provided in the attached financial and operating summaries. SureWest's non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest Communications will provide details about its results and business strategy on Thursday, August 7, 2008 at 11:00 a.m. Eastern Time. A simultaneous live webcast of the call will be available at www.surw.com and will be archived shortly after the conclusion of the call. Additionally, a telephone replay of the call will be available through Thursday, August 14, 2008 by dialing (888) 286-8010 and entering passcode 25440442.

About SureWest

SureWest Communications (www.surewest.com) is one of the nation's leading integrated communications providers and is the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 90 years, the company expanded into the Kansas City region in February 2008 and offers bundled residential and commercial services that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. Its fiber-to-the-premise IP-based network in the Sacramento region features the fastest symmetrical Internet speeds in the nation at up to 50 Mbps. In its Kansas City market (www.everestkc.com), 75 percent of the company's customers subscribe to at least three services.

Safe Harbor Statement

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the Sacramento, California Metropolitan and greater Kansas City Metropolitan areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Amounts in thousands, except per share amounts)

	Six Months Ended	Six Months Ended	$	%
	June 30, 2008	June 30, 2007	Change	Change
Operating revenues:
Broadband	$62,642	$33,718	$28,924	86%
Telecom	49,228	53,610	(4,382)	-8%
Total operating revenues	111,870	87,328	24,542	28%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	41,962	28,420	13,542	48%
Customer operations and selling	16,324	13,316	3,008	23%
General and administrative	18,673	17,217	1,456	8%
Depreciation and amortization	26,376	22,522	3,854	17%
Total operating expenses	103,335	81,475	21,860	27%

Income from operations	8,535	5,853	2,682	46%

Other income (expense):
Investment income	558	1,628	(1,070)	-66%
Interest expense	(5,941)	(3,144)	(2,797)	89%
Other, net	(43)	(151)	108	-72%
Total other income (expense), net	(5,426)	(1,667)	(3,759)	225%

Income from continuing operations before income taxes	3,109	4,186	(1,077)	-26%

Income tax expense	1,423	904	519	57%

Income from continuing operations	1,686	3,282	(1,596)	-49%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	505	(445)	950	213%
Gain (loss) on sale of discontinued operations	18,977	59,902	(40,925)	nm
Total discontinued operations	19,482	59,457	(39,975)	-67%

Net income	$21,168	$62,739	$(41,571)	-66%

Basic earnings per common share:
Income from continuing operations	$0.12	$0.22	$(0.10)	-45%
Discontinued operations, net of tax	1.37	4.12	(2.75)	-67%
Net income per basic common share	$1.49	$4.34	$(2.85)	-66%

Diluted earnings per common share:
Income from continuing operations	$0.12	$0.22	$(0.10)	-45%
Discontinued operations, net of tax	1.37	4.11	(2.74)	-67%
Net income per diluted common share	$1.49	$4.33	$(2.84)	-66%

Shares of common stock used to calculate earnings per share:
Basic	14,226	14,432	(206)	-1%
Diluted	14,234	14,482	(248)	-2%

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended	Quarter Ended	$	%
	June 30, 2008	March 31, 2008	Change	Change
Operating revenues:
Broadband	$35,600	$27,042	$8,558	32%
Telecom	24,650	24,578	72	0%
Total operating revenues	60,250	51,620	8,630	17%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	22,994	18,968	4,026	21%
Customer operations and selling	8,754	7,570	1,184	16%
General and administrative	8,416	10,257	(1,841)	-18%
Depreciation and amortization	14,192	12,184	2,008	16%
Total operating expenses	54,356	48,979	5,377	11%

Income from operations	5,894	2,641	3,253	123%

Other income (expense):
Investment income	224	334	(110)	-33%
Interest expense	(3,186)	(2,755)	(431)	16%
Other, net	(44)	1	(45)	nm
Total other income (expense), net	(3,006)	(2,420)	(586)	24%

Income from continuing operations before income taxes	2,888	221	2,667	nm

Income tax expense	1,191	232	959	413%

Income (loss) from continuing operations	1,697	(11)	1,708	nm

Discontinued operations, net of tax:
Income from discontinued operations	211	294	(83)	-28%
Gain on sale of discontinued operations	18,977	-	18,977	nm
Total discontinued operations	19,188	294	18,894	nm

Net income	$20,885	$283	$20,602	nm

Basic earnings per common share:
Income (loss) from continuing operations	$0.12	$(0.00)	$0.12	nm
Discontinued operations, net of tax	1.35	0.02	1.33	nm
Net income per basic common share	$1.47	$0.02	$1.45	nm

Diluted earnings per common share:
Income (loss) from continuing operations	$0.12	$(0.00)	$0.12	nm
Discontinued operations, net of tax	1.35	0.02	1.33	nm
Net income per diluted common share	$1.47	$0.02	$1.45	nm

Shares of common stock used to calculate earnings per share:
Basic	14,141	14,310	(169)	-1%
Diluted	14,149	14,310	(161)	-1%

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended	Quarter Ended	$	%
	June 30, 2008	June 30, 2007	Change	Change
Operating revenues:
Broadband	$35,600	$17,193	$18,407	107%
Telecom	24,650	27,249	(2,599)	-10%
Total operating revenues	60,250	44,442	15,808	36%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	22,994	13,566	9,428	69%
Customer operations and selling	8,754	6,552	2,202	34%
General and administrative	8,416	8,777	(361)	-4%
Depreciation and amortization	14,192	11,447	2,745	24%
Total operating expenses	54,356	40,342	14,014	34.7%

Income from operations	5,894	4,100	1,794	43.8%

Other income (expense):
Investment income	224	1,131	(907)	-80%
Interest expense	(3,186)	(1,716)	(1,470)	86%
Other, net	(44)	(100)	56	-56%
Total other income (expense), net	(3,006)	(685)	(2,321)	339%

Income from continuing operations before income taxes	2,888	3,415	(527)	-15%

Income tax expense	1,191	745	446	60%

Income from continuing operations	1,697	2,670	(973)	-36%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	211	(885)	1,096	124%
Gain (loss) on sale of discontinued operations	18,977	(279)	19,256	nm
Total discontinued operations	19,188	(1,164)	20,352	nm

Net income	$20,885	$1,506	$19,379	nm

Basic earnings per common share:
Income from continuing operations	$0.12	$0.18	$(0.06)	-33%
Discontinued operations, net of tax	1.35	(0.08)	1.43	nm
Net income per basic common share	$1.47	$0.10	$1.37	nm

Diluted earnings per common share:
Income from continuing operations	$0.12	$0.18	$(0.06)	-33%
Discontinued operations, net of tax	1.35	(0.08)	1.43	nm
Net income per diluted common share	$1.47	$0.10	$1.37	nm

Shares of common stock used to calculate earnings per share:
Basic	14,141	14,440	(299)	-2%
Diluted	14,149	14,492	(343)	-2%

Consolidated Overview
Unaudited Quarterly Pro Forma Selected Financial Data
For the Quarters and Year-to-Date ended
(In Thousands)

	PRO FORMA (3)					ACTUAL (3)
	Quarter Ended					Qtr ended	Q-o-Q change	Y-o-Y change
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008
Operating revenues (1)
Broadband	$30,804	$32,155	$32,464	$33,188	$34,599	$35,600	3%	11%
Telecom	26,361	27,249	26,197	26,175	24,578	24,650	0%	-10%
Operating revenues	$57,165	$59,404	$58,661	$59,363	$59,177	$60,250	2%	1%

Income (loss) from operations
Broadband	$(5,853)	$(4,459)	$(5,118)	$(10,317)	$(5,950)	$(6,056)	2%	36%
Telecom	9,593	10,189	10,137	11,642	10,237	11,950	17%	17%
Income from operations	$3,740	$5,730	$5,019	$1,325	$4,287	$5,894	37%	3%

EBITDA(2)
Broadband	$2,164	$4,431	$4,041	$4,899	$3,758	$4,390	17%	-1%
Telecom	15,243	15,957	15,950	15,307	13,905	15,696	13%	-2%
EBITDA	$17,407	$20,388	$19,991	$20,206	$17,663	$20,086	14%	-1%

(1) External customers only

(2) EBITDA represents income (loss) from continuing operations excluding amounts for depreciation and amortization, and is a common measure of operating performance in the telecommunications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

(3) The quarterly pro forma selected financial data is based on the historical consolidated financial statements and Everest historical consolidated financial statements and have been adjusted to reflect the Everest acquisition which was consummated on February 13, 2008. The unaudited condensed combined pro forma financial statements give the effect as if the acquisition had occurred on January 1, 2007. In addition, on May 9, 2008, the sale of the Wireless assets was completed and pro forma financials reflects the classification of all Wireless operations as discontinued operations. Q208 Actuals represent actual GAAP financials as the company recognized a full quarter of Everest financials and the Wireless business was classified as discontinued operations.

SureWest Broadband
Unaudited Quarterly Pro Forma Selected Financial Data
For the Quarters and Year-to-Date ended
(In Thousands)

	PRO FORMA (3)					ACTUAL (3)
	Quarter Ended					Qtr ended	Q-o-Q change	Y-o-Y change
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008
Data	$8,948	$9,283	$9,472	$9,629	$10,087	$10,248	2%	10%
Video	9,208	9,538	9,544	9,735	10,424	10,519	1%	10%
Voice	5,197	5,236	5,218	5,254	5,205	5,292	2%	1%
Total residential revenues	23,353	24,057	24,234	24,618	25,716	26,059	1%	8%
Business	6,696	7,278	7,370	7,637	7,892	8,345	6%	15%
Access	229	232	296	187	319	392	23%	69%
Other	526	588	564	746	672	804	20%	37%
Total operating revenues from external customers	30,804	32,155	32,464	33,188	34,599	35,600	3%	11%
Intersegment revenues	159	162	142	144	140	141	1%	-13%
Total operating revenues	30,963	32,317	32,606	33,332	34,739	35,741	3%	11%

Operating expenses (1)	28,799	27,886	28,565	28,433	30,981	31,351	1%	12%
Depreciation and amortization	8,017	8,890	9,159	9,762	9,708	10,446	8%	18%
Impairment loss on LMDS and related assets	-	-	-	5,454	-	-	0%	0%
Loss from operations	$(5,853)	$(4,459)	$(5,118)	$(10,317)	$(5,950)	$(6,056)	2%	36%

Other Data:
Operating EBITDA (2)	2,164	4,431	4,041	4,899	3,758	4,390	17%	-1%

(1) External customers only

(2) EBITDA represents income (loss) from continuing operations excluding amounts for depreciation and amortization, and is a common measure of operating performance in the telecommunications industry.  EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

(3) The quarterly pro forma selected financial data is based on the historical consolidated financial statements and Everest historical consolidated financial statements and have been adjusted to reflect the Everest acquisition which was consummated on February 13, 2008. The unaudited condensed combined pro forma financial statements give the effect as if the acquisition had occurred on January 1, 2007. In addition, on May 9, 2008, the sale of the Wireless assets was completed and pro forma financials reflects the classification of all Wireless operations as discontinued operations. Q208 Actuals represent actual GAAP financials as the company recognized a full quarter of Everest financials and the Wireless business was classified as discontinued operations.

SureWest Telephone
Unaudited Quarterly Pro Forma Selected Financial Data
For the Quarters and Year-to-Date ended
(In Thousands)

	PRO FORMA (3)					ACTUAL (3)
	Quarter Ended					Qtr ended	Q-o-Q change	Y-o-Y change
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008
Residential	$10,543	$10,330	$9,769	$9,168	$8,902	$8,523	-4%	-17%
Business	9,217	9,571	9,258	9,186	9,047	9,796	8%	2%
Access	6,382	7,010	6,842	7,518	6,342	6,041	-5%	-14%
Other	219	338	328	303	287	290	1%	-14%
Total operating revenues from external customers	26,361	27,249	26,197	26,175	24,578	24,650	0%	-10%
Intersegment revenues	4,434	4,633	4,779	4,684	4,343	4,566	5%	-1%
Total operating revenues	30,795	31,882	30,976	30,859	28,921	29,216	1%	-8%

Operating expenses (1)	15,552	15,925	15,026	15,552	15,016	13,520	-10%	-15%
Depreciation and amortization	5,650	5,768	5,813	3,665	3,668	3,746	2%	-35%
Income from operations	$9,593	$10,189	$10,137	$11,642	$10,237	$11,950	17%	17%

Other Data:
Operating EBITDA (2)	15,243	15,957	15,950	15,307	13,905	15,696	13%	-2%

(1) External customers only

(2) EBITDA represents income (loss) from continuing operations excluding amounts for depreciation and amortization, and is a common measure of operating performance in the telecommunications industry.  EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

(3) The quarterly pro forma selected financial data is based on the historical consolidated financial statements and Everest historical consolidated financial statements and have been adjusted to reflect the Everest acquisition which was consummated on February 13, 2008. The unaudited condensed combined pro forma financial statements give the effect as if the acquisition had occurred on January 1, 2007. In addition, on May 9, 2008, the sale of the Wireless assets was completed and pro forma financials reflects the classification of all Wireless operations as discontinued operations. Q208 Actuals represent actual GAAP financials as the company recognized a full quarter of Everest financials and the Wireless business was classified as discontinued operations.

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in thousands)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$11,836	$31,114
Short-term investments	641	21,151
Accounts receivable, net	21,933	19,223
Income tax receivable	5,318	1,786
Inventories	7,748	4,251
Prepaid expenses	4,412	3,462
Deferred income taxes	4,604	9,480
Other currents assets	4,754	1,309
Assets of discontinued operations	-	41,147
Total current assets	61,246	132,923

Property, plant and equipment, net	509,730	346,740

Intangible and other assets:
Customer relationships, net	6,224	-
Goodwill	55,340	2,171
Deferred charges and other assets	6,898	2,933
	68,462	5,104
	$639,438	$484,767

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term borrowings	$30,000	$-
Current portion of long-term debt and capital lease obligations	15,643	3,642
Accounts payable	5,696	2,544
Other accrued liabilities	22,896	19,661
Current portion of contractual shareable earnings obligations	770	1,597
Advance billings and deferred revenues	9,012	7,288
Accrued compensation and pension benefits	9,349	8,755
Liabilities of discontinued operations	-	8,969
Total current liabilities	93,366	52,456

Long-term debt and capital lease obligations	186,185	118,189
Deferred income taxes	64,006	26,030
Other liabilities and deferred revenues	17,072	17,089

Commitments and contingencies	-	-

Shareholders' equity:
Common stock, without par value; 100,000 shares authorized, 14,003 and 14,514 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	147,541	158,870
Accumulated other comprehensive loss	(4,133)	(3,530)
Retained earnings	135,401	115,663
Total shareholders' equity	278,809	271,003
	$639,438	$484,767

SUREWEST COMMUNICATIONS
OPERATING EBITDA RECONCILIATION TO NET INCOME
(Unaudited; Amounts in thousands)

	Quarter Ended June 30, 2008			Quarter Ended March 31, 2008
	Telecom	Broadband	Consolidated	Telecom	Broadband	Consolidated

Income (loss) from continuing operations	$7,159	$(5,462)	$1,697	$5,841	$(5,852)	$(11)

Add back : Income Taxes	4,888	(3,697)	1,191	4,583	(4,351)	232

Less : Other Income (Expense)	97	(3,103)	(3,006)	187	(2,607)	(2,420)

Add back : Depreciation & Amortization	3,746	10,446	14,192	3,668	8,516	12,184

Operating EBITDA (1)	$15,696	$4,390	$20,086	$13,905	$920	$14,825

(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry.  Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

SUREWEST COMMUNICATIONS
OPERATING EBITDA RECONCILIATION TO NET INCOME
(Unaudited; Amounts in thousands)

	Quarter Ended June 30, 2008			Quarter Ended June 30, 2007
	Telecom	Broadband	Consolidated	Telecom	Broadband	Consolidated

Income (loss) from continuing operations	$7,159	$(5,462)	$1,697	$7,129	$(4,459)	$2,670

Add back : Income Taxes	4,888	(3,697)	1,191	4,021	(3,276)	745

Less : Other Income (Expense)	97	(3,103)	(3,006)	961	(1,646)	(685)

Add back : Depreciation & Amortization	3,746	10,446	14,192	5,768	5,679	11,447

Operating EBITDA (1)	$15,696	$4,390	$20,086	$15,957	$(410)	$15,547

(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry.   Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

SUREWEST COMMUNICATIONS
OPERATING EBITDA RECONCILIATION TO NET INCOME
(Unaudited; Amounts in thousands)

	Six Months ended June 30, 2008			Six Months Ended June 30, 2007
	Telecom	Broadband	Consolidated	Telecom	Broadband	Consolidated

Income (loss) from continuing operations	$13,000	$(11,314)	$1,686	$13,003	$(9,721)	$3,282

Add back : Income Taxes	9,471	(8,048)	1,423	8,045	(7,141)	904

Less : Other Income (Expense)	284	(5,710)	(5,426)	1,266	(2,933)	(1,667)

Add back : Depreciation & Amortization	7,414	18,962	26,376	11,418	11,104	22,522

Operating EBITDA (1)	$29,601	$5,310	$34,911	$31,200	$(2,825)	$28,375

(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

SUREWEST COMMUNICATIONS
PRO FORMA OPERATING EBITDA RECONCILIATION TO INCOME (LOSS) FROM OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended March 31, 2008
	Telecom	Broadband	Consolidated

Income (loss) from operations	$10,237	$(5,950)	$4,287

Add back : Depreciation & Amortization	3,668	9,708	13,376

Pro Forma Operating EBITDA (1)	$13,905	$3,758	$17,663

(1) Pro Forma Operating EBITDA represents income (loss) from operations excluding amounts for depreciation and amortization, and is a common measure of operating performance in the telecommunications industry.  Pro Forma Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

SUREWEST COMMUNICATIONS
PRO FORMA OPERATING EBITDA RECONCILIATION TO INCOME (LOSS) FROM OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended June 30, 2007
	Telecom	Broadband	Consolidated

Income (loss) from operations	$10,189	$(4,459)	$5,730

Add back : Depreciation & Amortization	5,768	8,890	14,658

Pro Forma Operating EBITDA (1)	$15,957	$4,431	$20,388

(1) Pro Forma Operating EBITDA represents income (loss) from operations excluding amounts for depreciation and amortization, and is a common measure of operating performance in the telecommunications industry.  Pro Forma Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

SUREWEST COMMUNICATIONS
PRO FORMA OPERATING EBITDA RECONCILIATION TO INCOME (LOSS) FROM OPERATIONS
(Unaudited; Amounts in thousands)

	Six Months ended June 30, 2008			Six Months Ended June 30, 2007
	Telecom	Broadband	Consolidated	Telecom	Broadband	Consolidated

Income (loss) from operations	$22,187	$(12,006)	$10,181	$19,782	$(10,312)	$9,470

Add back : Depreciation & Amortization	7,414	20,154	27,568	11,418	16,907	28,325

Pro Forma Operating EBITDA (1)	$29,601	$8,148	$37,749	$31,200	$6,595	$37,795

(1) Pro Forma Operating EBITDA represents income (loss) from operations excluding amounts for depreciation and amortization, and is a common measure of operating performance in the telecommunications industry.  Pro Forma Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

SUREWEST COMMUNICATIONS - Consolidated Operations
SELECTED OPERATING METRICS (inc KC results from periods prior to acquisition)
As of and for the quarter ended

BROADBAND	6/30/2008[1]	6/30/2007[1]	Chg	Chg %	3/31/2008[1]	Chg	Chg %
Residential
Video
Marketable Homes - Fiber & HFC [2]	217,700	197,700	20,000	10%	211,000	6,700	3%
RGUs - Fiber & HFC	54,500	50,200	4,300	9%	52,500	2,000	4%
RGUs - Copper	2,600	2,900	(300)	-10%	2,700	(100)	-4%
Penetration - Fiber & HFC	25.0%	25.4%	-0.4%	-1%	24.9%	0.2%	1%
ARPU	$62	$60	$3	4%	$63	($1)	-1%
Voice
Marketable Homes	292,200	279,900	12,300	4%	286,600	5,600	2%
RGUs	56,600	52,800	3,800	7%	53,800	2,800	5%
Penetration	19.4%	18.9%	0.5%	3%	18.8%	0.6%	3%
ARPU	$32	$33	($1)	-3%	$32	($0)	-1%
Data
Marketable Homes	292,200	279,900	12,300	4%	286,600	5,600	2%
RGUs	94,000	87,600	6,400	7%	91,800	2,200	2%
Penetration	32.2%	31.3%	0.9%	3%	32.0%	0.1%	0%
ARPU	$37	$36	$1	4%	$37	($0)	0%
Total
Marketable Homes - Fiber, HFC, Copper	292,200	279,900	12,300	4%	286,600	5,600	2%
RGUs	207,700	193,500	14,200	7%	200,800	6,900	3%

Subscriber totals
Subscribers [3]	99,000	93,300	5,700	6%	96,900	2,100	2%
Penetration	33.9%	33.3%	0.5%	2%	33.8%	0.1%	0%
ARPU [4]	$89	$86	$2	3%	$89	($0)	0%
Triple Play ARPU [5]	$109	$107	$2	2%	$110	($1)	-1%
Triple Play RGUs per Subscriber [5]	2.60	2.60	(0.00)	0%	2.59	0.01	0%
Churn	1.5%	1.7%	-0.2%	-13%	1.4%	0.1%	7%

Business [6]
Customers	6,200	5,500	700	13%	6,000	200	3%
ARPU	$458	$454	$4	1%	$444	$14	3%

TELECOM	6/30/2008[1]	6/30/2007[1]	Chg	Chg %	3/31/2008 [1]	Chg	Chg %
Residential
Voice
Marketable Homes	90,000	89,400	600	1%	89,900	100	0%
RGUs [7]	62,900	74,500	(11,600)	-16%	66,800	(3,900)	-6%
RGU Migration to Broadband Voice [8]	1,400	0	1,400	n/a	0	1,400	n/a
Penetration	69.9%	83.3%	-13.4%	-16%	74.3%	-4.4%	-6%
ARPU	$44	$46	($2)	-4%	$44	($0)	0%
Churn	2.4%	2.6%	-0.3%	-10%	2.7%	-0.3%	-11%

Business [6]
Customers	9,600	9,900	(300)	-3%	9,600	0	0%
ARPU	$341	$321	$20	6%	$311	$31	10%

CONSOLIDATED RESIDENTIAL VOICE RGUs
ILEC Voice RGUs
Broadband	2,000	0	2,000	n/a	100	1,900	1900%
Telecom	62,900	74,500	(11,600)	-16%	66,800	(3,900)	-6%
Total ILEC Voice RGUs [9]	64,900	74,500	(9,600)	-13%	66,900	(2,000)	-3%
CLEC Residential Voice RGUs [10]	54,600	52,800	1,800	3%	53,700	900	2%
TOTAL Residential Voice RGUs [11]	119,500	127,300	(7,800)	-6%	120,600	(1,100)	-1%

NETWORK METRICS	6/30/2008[1]	6/30/2007[1]	Chg	Chg %	3/31/2008 [1]	Chg	Chg %
Marketable Homes - Fiber	125,700	106,600	19,100	18%	119,900	5,800	5%
Marketable Homes - HFC	92,000	91,100	900	1%	91,100	900	1%
Marketable Homes - Copper	74,500	82,200	(7,700)	-9%	75,600	(1,100)	-1%
Total	292,200	279,900	12,300	4%	286,600	5,600	2%

[1] The calculation of certain metrics have been revised over time to reflect the current view of our business. Where necessary prior period metric calculations have been revised to conform with current practice. All amounts rounded to the nearest 100s, except percents and dollars.

[2] Marketable Homes - Fiber & HFC consists of Sacramento fiber homes and Kansas City hybrid fiber coax (HFC) homes.

[3] A residential subscriber is a customer who subscribers to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU and RGU per Subscriber includes the total residential revenue per average subscriber and ending RGUs per ending subscriber for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account. ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribers to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[10] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[11] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

[12] Telecom access lines include residential and business access lines. For information purposes, access line counts were 121,000 at 6/30/07, 110,200 at 3/31/08, and 105,900 at 6/30/08.